EXHIBIT 99.1

News Release

Contacts:	Patrick Hartman	Angie Yang/Roger Pondel
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
310.279.5980
investor@pondel.com

CENTER FINANCIAL RECEIVES NASDAQ NOTIFICATION

LOS ANGELES, CA – August 18, 2005 – Center Financial Corporation (NASDAQ NM: CLFC) today announced that it received a Nasdaq Staff Determination that the Company was not in compliance with Marketplace Rule 4310(c)(14) because its recently filed Form 10-Q for the 2005 second quarter did not include a review by the Company’s independent auditors or certifications of the Company’s chief executive officer and chief financial officer, as required by the Securities and Exchange Commission (SEC), and that its securities are, therefore, subject to delisting from the Nasdaq National Market.

As previously announced, the Company intends to restate its financial statements for the years ended December 31, 2004, 2003 and 2002 and certain quarters during those years. As a result of such restatement, the Company’s current independent public auditor has not yet been able to complete its review of the financial statements included in the Company’s 2005 second quarter Form 10-Q as required by SEC rules, and consequently the 2005 second quarter Form 10-Q omitted the certifications of the Company’s chief executive officer and chief financial officer. Center Financial indicated that an amended filing would be made after the audit and review are appropriately completed.

The Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Nasdaq’s notification further stated that due to the filing delinquency, as of the opening of business on August 18, 2005, the fifth character “E” will be appended to Center Financial’s trading symbol. Accordingly, the trading symbol for Center Financial will be changed from CLFC to CLFCE.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s largest financial institutions focusing on the Korean-American community, with total assets of $1.5 billion at June 30, 2005. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices across the nation. Of the company’s 16 full-service branches, 14 are located throughout Southern California, along with one branch each in Chicago and Seattle. Center Bank’s nine loan production offices are strategically located in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Honolulu, Houston and Dallas. Center Bank is a California state-chartered institution and member of the FDIC. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Center Financial Corp’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2004 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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